SCHEDULE 14C
                                (RULE 14C-101)
             REVISED INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934






Check the appropriate box:


    			[X] Preliminary Information Statement


    			[ ] Confidential, for Use of the Commission Only
			    (as permitted by Rule 14c-5(d)(2)


    			[ ] Definitive Information Statement


                              -------------------


             NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
	     ---------------------------------------------------
              (Name of Registrant as Specified in its Charter)


                             --------------------


Payment of Filing Fee (Check the appropriate box):


                        [X] No fee required.


                        [ ] Fee  computed  on table below per Exchange Act Rules
                            14(c)-5(g) and 0-11.


                        1)  Title   of   each  class  of  securities   to  which
                            transaction applies:


                        2) Aggregate number of securities to which transaction applies:


                        3)  Per  unit  price  or  other   underlying   value  of
                            transaction computed pursuant to Exchange Act Rule 0-11: 0

                        4)  Proposed maximum aggregate value of transaction: 0


                        5)  Total fee paid: $ 0.00


                        [ ] Fee paid previously with preliminary materials.


                        [ ] Check  box  if  any  part of the  fee is  offset  as
                            provided by Exchange Act Rule 0-11(a)(2) and identify the filing fo which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                        1) Amount Previously Paid:


                        2) Form, Schedule or Registration No.:


                        3) Filing Party:


                        4) Date Filed






             NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


                 FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD,


                       HI-TECH ZONE, XI'AN P. R. CHINA


                       NOTICE OF ACTION BY STOCKHOLDERS


                       TO BE TAKEN ON MARCH ____, 2008


To the Stockholders of North American Gaming and Entertainment Corporation:


This Information Statement is furnished to the stockholders of North American Gaming And Entertainment Corporation, a Delaware corporation (the Company), in connection with the following corporate action approved by the Board of Directors of the Company:


         1) Amendment to the certificate of incorporation to conduct a 1 for 10 reverse stock split of the shares of issued and outstanding Common Stock. This action will decrease the authorized shares of common stock from its current number of 100,000,000 to 10,000,000. The number of preferred shares authorized will remain at 10,000,000 including 500,000 shares of Series C Convertible Preferred Stock.


         2) Amendment to the certificate of incorporation to change the name of the corporation from North American Gaming And Entertainment Corporation to Shaanxi Chang Jiang Petroleum Energy Development Joint-stock Co., Ltd.


         3) Amendment  to  the  articles  of  incorporation   to  increase  the
            authorized capital of the corporation to 200,000,000 shares of common stock.


THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.


Your vote or consent is not requested or required to approve the above amendments to the Company's certificate of incorporation. This Information Statement is provided solely for your information. On February ___, 2008, the holder of 500,000 shares of our series C convertible preferred stock, representing approximately 96% of all shares entitled to vote on these matters, will execute a written consent in favor of all the proposals described herein. Under federal law, these proposals will not be effected until at least 20 days after this Information Statement has been sent to stockholders and notice of the action taken has been delivered to the Company at its principal place of business.


Only stockholders of record at the close of business on February ___, 2008 will receive this information statement. The Company is not soliciting proxies.


By Order of the Board of Directors

__________________________________


Chen Weidong, President & Director


March ____, 2008


This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by the Board of Directors to amend North American Gaming And Entertainment Corporation's Articles of Incorporation.


INTRODUCTION

The majority stockholders of this 1934 Act Registrant, North American Gaming and Entertainment Corporation, will take an Action By Majority Stockholders Consent Without A Meeting (hereinafter, "Majority Stockholder Action") pursuant to Delaware General Corporation Laws 228 and 242. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's stockholders pursuant to Rule 14c-2 thereunder.

Effective August 20, 2001, the Company sold all of its interest in three operating companies engaged in the gaming and entertainment industry. Since then our principal business activity has been to locate and consummate a merger with or acquisition of a private entity. The Company had no substantial assets and no recent operating history. Since 2001 the Company has investigated a number of potential candidates without success.

In May 2007, we were introduced to Wah Bon Enterprise Limited ("Wah Bon") an investment holding corporation incorporated in Hong Kong on July 7, 2006 and its subsidiary, Shaanxi Chang Jiang Petroleum Energy Development Joint-stock Co., Ltd., a corporation organized under the laws of the Peoples' Republic of China ("Chang Jiang"), a company developing mining rights in the Shaanxi
Province of China. Wah Bon is the controlling stockholder of a series of companies in the People's Republic of China, Wah Bon in turn owns controlling interests as follows:

      A.     Wah Bon owns 100% of Tai Ping Yang;

      B.     Tai Ping Yang owns 97.2% of Chang Jiang; and

      C.     Chang   Jiang   owns  60%  of  Dongfang  Mining  Company  Limited
             ("Dornfang").

Dongfang has acquired land use rights under Chinese law to explore for minerals throughout a 67.82 sq.km parcel in the Jiao Shan Zhai Mining Area, located in Xunyang County-Guo Jia Ling, Xunyang County, Shaanxi Province (the "Donfang Parcel.")

Dongfang commissioned a geological report from the First Geological Research Team of Shaanxi Geological and Mineral Department. A report dated October 26, 2007 was obtained that showed favorable results in several areas of the land use area, including mineralization of gold, iron and zinc.

Dongfang expects to obtain permits to exploit the mineral deposits in areas approved by government authorities after review of the exploratory results during the first two quarters of 2008.

As of July 17, 2007, NAGM entered into a Plan of Exchange (the "Agreement"), between and among NAGM, Chang Jiang, and later amended to include Wah Bon on behalf of the Wah Bon Stockholders in exchange for all of their shares of registered capital of Wah Bon and its subsidiary, and the Majority Stockholder of NAGM. The exchange was closed on February 4, 2008 and North American issued a total of 500,000 shares of Series C Convertible Preferred Stock to the Chang Jiang Stockholders and received cash of $370,000, less related expenses. The Series C preferred shares will be converted into common stock and the underlying common shares will be distributed to the stockholders of Wah Bon and Chang Jiang pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Wah Bon, upon conclusion of the stockholder action described herein. When effected, Wah Bon and its subsidiaries, including Chang Jiang, will then become wholly-owned subsidiaries of the Company. NAGM needs to increase authorized capital to satisfy this condition.

The Plan of Exchange Agreement provided for NAGM to effect a 1 for 10 reverse stock split so as to effectively lower NAGM's current number of issued and outstanding shares to no more than 2,421,605.8 shares of common before conversion of the Series C Preferred Stock.

Pursuant to and at the closing of the Agreement, the Company issued 500,000 new shares of series C preferred stock to Wah Bon for the benefit of the Wah Bon Stockholders in exchange for all of their shares of registered capital of Wah Bon. The parties contemplated a two step acquisition whereby the Company would issue 500,000 shares of Series C Preferred Stock to Wah Bon. Each share of series C Convertible Preferred Stock is convertible into one thousand two hundred eighteen (1,218) shares of pre reverse split common stock, and each share votes together with the common stock on all matters presented for a vote on an "as converted" basis. Upon Amendment of the Certificate of Incorporation to authorize additional shares of common stock, the 500,000 shares of series C Convertible Preferred Stock purchased will be automatically converted into 60,900,000 shares of post reverse split common stock, and Wah Bon will then distribute the underlying shares of common stock on a pro-rata basis to the Chang Jiang stockholders in China under Regulation S. As a result of the Plan of Exchange, the Company would be required to issue new common shares totaling 609,000,000 on a pre-split shares, which will become 60,900,000 posts split shares when all of the intended corporate actions described herein are completed.

In connection with the Agreement and as a result of the closing North American issued all 500,000 shares of Series C Preferred Stock to be issued to the stockholder of Wah Bon, a Hong Kong "wofe" company under an exemption from registration provided by Regulation S. Wah Bon is the parent holding company and owns the subsidiary Chang Jiang in Xi'An China. The Peoples' Republic of China has foreign ownership laws which restrict the ability of the Company to directly have an ownership interest in Chang Jiang. According to Chinese counsel, utilizing the Hong Kong "wofe" company as the parent company to consummate the exchange with the Company was the only legally permissible way to consummate this transaction.

The Agreement contemplated a reverse stock split of one share for each 10 shares outstanding that will immediately precede the conversion of the 500,000 shares of Series C Preferred Stock into 60,900,000 post split shares of common voting stock. After the conclusion of these transactions Wah Bon will issue the shares pro rata to approximately 1,220 Chang Jiang stockholders resident in the PRC. If the reverse stock split results in fractional shares to existing stockholders, then the fractional shares will be rounded up to the next higher whole number of shares. No fractional shares will be issued and no stockholder will forfeit any shares. The Company will also change its name and its trading symbol to more closely reflect the newly acquired operations of Chang Jiang. As a result of the transactions consummated at the closing, shares representing 96% of the Company's post-issuance outstanding shares of common stock will be issued to the Chang Jiang stockholders, and all of the registered capital of Wah Bon will be acquired by the Company. A copy of the Agreement was filed as an exhibit to the Company's Form 8-K filed on February 6, 2008.

Upon the closing of the Agreement, the existing directors of the Company resigned and approved five persons associated with Wah Bon to the Board of Directors.

THE REVERSE SPLIT, INCREASE IN AUTHORIZED CAPITAL AND NAME CHANGE PROPOSALS ARE BEING UNDERTAKEN BY THE BOARD OF DIRECTORS WITH THE APPROVAL OF THE CONTROLLING STOCKHOLDERS OF THE COMPANY

We are a Delaware corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB) under the symbol "NAGM".

Information about us can be found in our December 31, 2006 Annual Report on Form 10-KSB and our September 30, 2007 Quarterly Report on Form 10QSB, which have been filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as from the offices of the SEC. You can also read and copy any materials that we file with the SEC at the Commission's Public Reference Room, located at 100 F Street, N.W., Washington, D.C. 20549.

This information statement is being furnished to all holders of the common stock of North American Gaming And Entertainment Corporation, a Delaware Corporation (the "Company"), in connection with resolutions of the Board of Directors and majority stockholders providing for the filing with the State of Delaware of a Certificate of Amendment pursuant to Section 242 of the Delaware Act.


   A. ACTION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY


The Company's Certificate of Incorporation, as currently in effect authorizes the Company to issue up to 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The Board of Directors has approved the reverse split of the common stock on a 1 for 10 basis. Upon the filing of the Amended Certificate of Incorporation, the Company will effect a reduction of the number of authorized shares of common stock to 10,000,000 and effect a recapitalization in the form of the reverse split. The number of authorized preferred shares will remain the same at 10,000,000 shares, with a $0.01 par value per share.


Under the Agreement, the Company issued 500,000 shares of Series C Convertible Preferred Stock to Wah Bon. Each share of Series C Preferred Stock carries the right to vote the equivalent of 1,218 common stock votes. Each Series C preferred share will be automatically convertible into common stock at the rate of 1,218 common shares for each preferred share when this information statement has been filed and the amended Certificate of Incorporation is filed. As a result, the Series C Preferred Stock will have a conversion rate sufficient to yield an aggregate of 609 Million pre-split common shares upon conversion, yielding approximately 96% of the total issued and outstanding common stock, on a fully diluted basis.

Since the issuance of 609 Million new shares of common stock exceeds the current authorized shares of the Company, management agreed to the reverse split on a 1 for 10 basis to reduce the current outstanding shares to the following by an increase in the number of authorized shares. As a result, the shares issuable upon the conversion of the Series C Preferred Stock into common stock will be 60,900,000 shares. The Board of Directors believes that the reverse stock split and increase in authorized shares will make a sufficient number of shares available to consummate the Wah Bon acquisition and provide sufficient authorized but unissued shares to allow the Company to decide to use its shares for other permissible corporate purposes in the future. The Company reserves the right to seek further increases in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The Board of Directors believed that this revised capital structure provides the framework to complete the acquisition of Wah Bon and its subsidiaries while reducing the total number of common shares outstanding after the acquisition to a more manageable level. Given the de minimus stock prices and the extremely limited and sporadic trading market for our securities, the Board of Directors believed the recapitalized structure was more viable both for the consummation of the Wah Bon Agreement as well as affording greater opportunities thereafter.

The Certificate of Amendment to authorize this change is attached as Exhibit A.


   B. ACTION TO AUTHORIZE A CHANGE OF CORPORATE NAME OF THE COMPANY


The proposal to amend the Certificate of Incorporation to change the name of the corporation from North American Gaming And Entertainment Corporation to Shaanxi Chang Jiang Petroleum Energy Development Joint-stock Co., Ltd. was approved the Board of Directors and will be approved by a majority of all stockholders who execute the Majority Stockholder Action.

REASONS FOR AMENDMENT. The Company closed and consummated the transactions contemplated by a Plan of Exchange with Wah Bon, the Wah Bon Stockholders and Wah Bon's subsidiaries including Chang Jiang. As a result, Chang Jiang has become a subsidiary of the Company. The Company exited the gaming and entertainment business in 2000 and has been a "shell" company since then. Now that the Company has effected an acquisition of an operating company the Board of Directors believed there was no continuing business reason to maintain the old name. Accordingly, the Company desires to change its name to more closely reflect its new business as a holding company for the Chang Jiang subsidiary and possibly other companies that may be acquired in the future by the Company.


   A. ACTION TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION TO 200,000,000 SHARES OF COMMON STOCK AND 10,000,000 SHARES OF PREFERRED STOCK;


The proposal to amend the corporate charter to increase the authorized capital of the corporation to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock will be approved by the action of a majority of all stockholders who execute the Stockholder Action has been approved by the Company's Board of Directors.

REASONS FOR AMENDMENT. As of May 30, 2007, NAGM entered into a Plan of Exchange (the "Agreement"), between and among NAGM, Chang Jiang and later amended to include Wah Bon and/or the Wah Bon Stockholders. The Series C preferred shares will be converted and the underlying common shares will be distributed to the stockholders of Wah Bon and Chang Jiang pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Wah Bon, which should take no longer than 60 days. Pursuant to the terms of the Agreement, one of the conditions to close the transaction was the issuance of 500,000 Series C Preferred Shares, each of which converts into 1,218 shares of NAGM common stock upon the Amendment to increase authorized capital. As a result of the Plan of Exchange, the Company would be required to issue new common shares totaling 609,000,000 pre-split shares. After the reverse split, the Company will have 10,000,000 authorized shares of common stock and will be required to issue 60,900,000 post split shares of common stock. Therefore, NAGM needs to increase authorized capital to satisfy this condition. Prior to the closing, the Company also cancelled all of the issued and outstanding series of preferred stock except Series C, which are the securities that were issued to effect the acquisition of Wah Bon under the Agreement.

As a result, after implementing the reverse split, the Board of Directors and a majority of all stockholders who execute the Majority Stockholder Action will adopt an Amendment to the Certificate of Incorporation ("Authorized Capital Proposal") to increase the number of authorized shares of common stock from 10,000,000 to 200,000,000. All other aspects of the common stock will remain unchanged. The proposed Amendment is attached as Exhibit B.

The Board of Directors believes that it is in the Company's and the Company's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide the Company with the ability to complete the Wah Bon Agreement, including the conversion of Series C Preferred Stock into common stock, and to provide the flexibility to issue equity for other proper corporate purposes at a later time. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate, understandings, agreements or commitments to issue additional shares of stock for any purposes.


The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed. Under the Company's Certificate of Incorporation, the Company stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.


In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the increase in the Company's authorized capital with the intent that it be utilized as a type of anti-takeover device.


If all shares of additional common stock resulting from the reverse stock split and the conversion of the Series C Preferred Stock as authorized by the described amendment to the Certificate of Incorporation were issued, the current stockholders would be diluted to less than 4% of the common stock issued and outstanding at that point in time.


EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE CERTIFICATES OF INCORPORATION.


Following the filing of the Certificate of Amendment, the Company will mail a Letter of Transmittal to all stockholders notifying them to forward their old shares for conversion in exchange for post split shares in the name of Chang Jiang.


Upon receipt by the Company of the old share certificates, new share certificates will be issued and delivered to the stockholder at the address specified by the stockholder at the expense of the Company.


Until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such stockholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such stockholder is entitled as a result of the reverse stock split.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.


This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.


STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.


The reverse stock split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of common stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those stockholders receiving a whole share of common stock in lieu of fractional shares (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.


A stockholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the stockholder was otherwise entitled.


                        DISSENTER'S RIGHTS OF APPRAISAL


The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


The Board of Directors has fixed the close of business on March ___, 2008 as the record date for the determination of the common stockholders entitled to notice of proposed action by written consent.


At the record date, the Company had outstanding approximately 23,216,058 shares of common stock outstanding, options for an additional 1,000,000 shares, and 500,000 shares of Series C preferred stock which may vote the equivalent of 1,218 common shares per preferred share. There are no other securities outstanding. Of the outstanding shares, 500,000 Series C Preferred Shares are owned by Chen Weidong, the Chairman of our Board. Mr. Chen will personally consent to the action to amend the Company's Certificate of Incorporation. These consents will be sufficient, without any further action, to provide the necessary stockholder approval of the action.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the Closing Date, by (i) each person, including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who is known by us to own beneficially 5% or more of our preferred and common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to the shares owned by them.


SERIES C PREFERRED STOCK OWNERSHIP


NAME AND ADDRESS OF      AMOUNT AND NATURE       	     PERCENTAGE
BENEFICIAL OWNER (1)     OF BENEFICIAL OWNERSHIP (2)(3)
--------------------	 ------------------------------	     ----------
CHEN WEI DONG                    499,630               		96%



VOTING POWER OF SERIES C PREFERRED STOCK OWNERSHIP AND BENEFICIAL OWNERSHIP ASSUMING FULL CONVERSION OF ALL PREFERRED SHARES AND GIVING EFFECT TO A ONE FOR TEN REVERSE STOCK SPLIT

NAME AND ADDRESS OF      	AMOUNT AND NATURE       	     PERCENTAGE
BENEFICIAL OWNER (1)     	OF BENEFICIAL OWNERSHIP (2)(3)
--------------------	 	------------------------------	     ----------

(ClassSeries C Preferred Stock)
CHEN WEI DONG                                             0                   0
ZHANG HONG JUN                                   32,035,227              49.06%
WANG SHENG LI                                     7,359,005              11.22%
LI PEN                                            5,981,833               9.16%
TIAN HAI LONG                                     5,981,833               9.16%
XU WEI                                                    0                   0
OFFICERS AND DIRECTORS AS
A GROUP (6PERSONS)          			 51,329,200		  78.6%

(See Footnotes Below)


(1) The address for each beneficial owner is attached. Each of these persons can also be reached through the Company's address which is listed c/o North American Gaming and Entertainment Company, Fifth Floor, High-Tech Mansion, Gaoxin Road, Hi-tech Zone, Xi'an P.R. China. Chen Wei Dong,
      Address: BeitangXi'Ang 11#, Linwei District, Weinan City, Shaanxi, China. Xu Wei Address: Xi'An Ning Zhong Lu 5#, Xi'an, Shaanxi, China Zhang Hong Jun, Address: Duqiao Paichusuo, Xiyi Road, Linwei District, Weinan City, Shaanxi, China. Wang Sheng Li, Address: Yun Yang, Jin Yang Xi'An, Wei Nan City, Shaanxi, China. Li Pin Address: Jie Fang Lu 132#, Wei Nan City, Shaanxi, China Tian Hai Long, Address: Fuqv Xi'Ang Si Zu, Lin Wei District, Wei Nan City, Shaanxi, China.

(2) As used herein, a person is deemed to be the "beneficial owner" of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, "voting power" includes the power to vote or to direct the voting of shares, and "investment power" includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.

(3) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.


                          VOTE REQUIRED FOR APPROVAL


Section 240 and 242 of the General Corporation Laws of Delaware provides an outline of the scope of the amendments of the Certificate of Incorporation allowed a Delaware Corporation. This includes the amendments discussed herein. The procedure and requirements to effect a change in the number of issued and authorized shares of stock of a Delaware corporation are set forth in Sections 228, 240 and 242 providing that such a change must be adopted by the Board of Directors upon obtaining the approval of a majority of the stockholders.





WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY


            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


No director, executive officer, director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's Certificate of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.


If you have any questions regarding the matters discussed herein, please contact Charles W. Barkley at 6201 Fairview Rd. Suite 200 Charlotte, NC 28217 AT (704) 944-4290.


Dated: February ___, 2008


By Order of the Board of Directors


/s/ Chen Weidong
----------------
Chen Weidong, President and Director






Exhibit "A"







                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


                    Pursuant to Section 242 of the General


                   Corporation Law of the State of Delaware



      North American Gaming and Entertainment Corporation., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST:            Resolutions setting forth  a  proposed amendment to the
Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by unanimous written consent of the Board of Directors of the Corporation dated February __, 2008.

      SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock, voting together as a single class with the holders of the
Corporation's Series C Convertible Preferred Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

      THIRD:      Said amendment would amend the  Certificate  of Incorporation of the Corporation as follows:

      I.    Article FIRST is hereby amended to read as follows:

      "FIRST.  Name.   The name of the Corporation shall be SHAANXI CHANG JIANG
PETROLEUM ENERGY DEVELOPMENT JOINT-STOCK CO., LTD.

      II. Article FOURTH is deleted and substituted in lieu thereof is the following new Article FOURTH:

      "FOURTH.  Shares

      1.1 The aggregate number of shares which the Corporation shall have the authority to issue is Twenty Million (20,000,000) shares, of which Ten Million (10,000,000) shares shall be shares of Common Stock of a par value of $0.001 each, and Ten Million (10,000,000) shares shall be shares of Preferred Stock of a par value of $0.001 each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

      1.2 Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein;
(h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

      1.3 Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

      1.4 Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation;
(c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors. All shares of the Common stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

      1.5 Rank. All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

      1.6 Recapitalization. Upon the effectiveness of this amendment, the outstanding shares of common stock shall be reclassified, and one new shares of common stock, par value $$0.001 per share, shall be issued for each ten shares of outstanding common stock, par value $0.01 per share outstanding. No fractional shares shall be issued, and any fraction of a share resulting from the forgoing reverse stock split shall be rounded up to the next whole share of common stock. The corporation shall send all holders of common stock a letter of transmittal to surrender their shares of common stock, par value $0.01 per share, in exchange for new shares of common stock, par value $0.001 per share.

      III.  A new Article EIGHTH is hereby added to read as follows:

            EIGHTH. Liability and Indemnification.

            (A) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IV(c) shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            (B)   The  Corporation  shall,  to  the fullest extent permitted by
      Section 145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any director or officer of the Corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the Corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director or officer and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "Fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, such Section 145 shall, for the purposes of this Article IV(d), be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines;" and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

      FOURTH:   Said  amendment  was   duly  adopted  in  accordance  with  the
provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ___ day of ___________, 2008 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.


NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION

Chen Weidong
Chief Executive Officer







Exhibit "B"

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

    SHAANXI CHANG JIANG PETROLEUM ENERGY DEVELOPMENT JOINT-STOCK CO., LTD


                    Pursuant to Section 242 of the General


                   Corporation Law of the State of Delaware



      SHAANXI CHANG JIANG PETROLEUM ENERGY DEVELOPMENT JOINT-STOCK CO., LTD, a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      FIRST:            Resolutions  setting  forth a proposed amendment to the
Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by unanimous written consent of the Board of Directors of the Corporation dated February __, 2008.

      SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock, voting together as a single class with the holders of the
Corporation's Series C Convertible Preferred Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

      THIRD:      Said amendment would amend the  Certificate  of Incorporation of the Corporation as follows:

      I. Article FOURTH is amended to change the first sentence of Article FOURTH, paragraph (A) to read as follows:

      "FOURTH.  Shares

      The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred Ten Million (210,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be shares of Common Stock of a par value of $0.001 each, and Ten Million (10,000,000) shares shall be shares of Preferred Stock of a par value of $0.001 each.

      FOURTH   The Corporation shall be authorized to file a restatement of its certificate of incorporation

      FIFTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ___ day of ___________, 2008 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.


SHAANXI CHANG JIANG PETROLEUM ENERGY DEVELOPMENT JOINT-STOCK CO., LTD

Chen Weidong
Chief Executive Officer